Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 23, 2022, with respect to the consolidated financial statements of Comsec Ltd. included in the Registration Statement (Form F-4) and related Prospectus of Hub Cyber Security (Israel) Ltd.

August 24, 2022	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A member of Ernst & Young Global